UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

Flagstar Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(248) 312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Director Resignation; Proposed Replacement

Effective July 9, 2012, Mark R. Patterson, Chairman of MatlinPatterson Global Advisers LLC (“MP Global Advisers”), resigned as a director of Flagstar Bancorp, Inc. (the “Company’) and Flagstar Bank, FSB (the “Bank”). At the time of his resignation, Mr. Patterson was not serving on any committee of the Boards of Directors of the Company and the Bank.

Section 4.1(c) of the December 17, 2008 Investment Agreement between the Company and MP Thrift Investments L.P. (“MP Thrift”), the Company’s majority stockholder and an entity under common control along with MP Global Advisers, entitles MP Thrift to designate a director to fill the vacancy created by Mr. Patterson’s resignation. MP Thrift has notified the Company that it wishes to designate Peter Schoels to fill that vacancy. Mr. Schoels has served for the last three years as the Managing Partner of MP Global Advisers.

MP Thrift’s designation of Mr. Schoels is subject to satisfaction of all legal and governance requirements, and subject to the reasonable approval of the Company’s Governance Committee, which approval per the Investment Agreement may not be unreasonably withheld or delayed. The Company has submitted the requisite notice to the Board of Governors of the Federal Reserve (the “FRB”) pursuant to 12 C.F.R. Subpart H, which requires the Company to give the FRB 30 days’ written notice before replacing any member of its Board of Directors. The Bank has submitted a similar notice to the Office of the Comptroller of the Currency (“OCC”). The Company expects that if neither the FRB nor the OCC objects to the election of Mr. Schoels, he will be elected to the Boards of Directors of the Company and the Bank.

Mr. Schoels, age 39, has been with MP Global Advisers since its inception in July 2002, and for the past three years has served as the Managing Partner of MP Global Advisers. As Managing Partner, Mr. Schoels has been involved in the supervision of all investments made by certain private investment partnerships managed by MP Global Advisers. In addition, Mr. Schoels is currently involved in the supervision of MP Thrift’s investment in the Company. Since October 2009, Mr. Schoels has been a director of Standard Pacific Corp., a publicly-traded home builder. Mr. Schoels holds an MBA from U.B.I. (University of Wales and Mercer University) in Brussels, Belgium, and a BA in International Business from Eckerd College in St. Petersburg, Florida.

Pursuant to the terms of the Investment Agreement, MP Thrift is entitled to designate such number of directors to serve on the Board of Directors of the Company in proportion to the total voting power of voting stock beneficially owned by MP Thrift, for so long as MP Thrift owns at least 10% of the total voting power of the Company. MP Thrift beneficially owns 64.3 % of the Company’s common stock.

Item 7.01 Regulation FD Disclosure

On July 13, 2012, the Company issued a press release announcing Mr. Patterson’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release dated July 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: July 13, 2012	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer